UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

The Mineral Company Ltd. (f/k/a INDO Global Exchange(s) Ltd.

(Exact name of registrant as specified in its charter)

Colorado	000-53438	48-1308991
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6400 S. Fiddlers Green #250 #1012 - Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	+34 688 971 444

INDO Global Exchange(s) Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

(a) the date of completion of the transaction: January 27, 2022.

(b) a brief description of the assets involved:

The Mineral Company Ltd. (f/k/a INDO Global Exchange(s) Ltd.) has acquired a 50,000 SQM (or 538,196 sq. ft.), located in Jumilla, Spain for a total of EUR300,000.00 plus approximately an 11% tax assessment. Remarkably, the property is worth UR980M as shown by the independent appraisal performed by “Arquitasa” (Sociedad de Tasación), which has been homologated by “Banco de España.” (See exhibits). The transaction was financed by the Seller, in a 7-year term loan at 2% per annum, guaranteed by one of Igex Preferred Shareholder. The Source of repayment will from revenues generated.

The lot is set to become the premier and biggest center in Southern Europe for storage, shipping, and development of minerals; particularly focusing on lithium and graphene, its applications and derivatives. Engineers and architects are already retained to work on all necessary plans and permits with the goal to break ground in less than 6 months aiming at having the first phase of the project completed and operational by year-end 2022. The lot(s) are located in an approved "urban" zone, thus not requiring rezoning applications. The construction of the center is permitted under the current zoning as shown in the attached exhibits. A new 8-K form will be filed and released soon in relation to a new acquisition and subsequent merger.

(c) The Seller was: Frymoo Gestion S.L. and Buyer: The Mineral Company Ltd. No relationship between the parties other than the sale transaction.

(e) N/A.

(f) N/A.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

9.01.1	Various Transaction(s) documentation excerpts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Mineral Company Ltd. (f/k/a INDO Global Exchange(s) Ltd.
(Registrant)

Date	January 31, 2022.		/s/ Sergio Bellosta Suárez
(Signature)*
		By:	Sergio Bellosta Suárez - CEO

*Print name and title of the signing officer under his signature.